                                                                   EXHIBIT 10.11

     Certain confidential information has been omitted from this Exhibit pursuant to a confidential treatment request filed separately with the Commission. The omitted information is indicated by the symbol "***" at each place in the Exhibit where the omitted information appeared in the original.

                           PAPERBOARD SUPPLY AGREEMENT


     This PAPERBOARD SUPPLY AGREEMENT (this "Agreement") is entered into effective the 14th day of May, 1998, by and among REPUBLIC PAPERBOARD COMPANY, a Kansas corporation (hereinafter referred to as "Republic"), REPUBLIC GROUP INCORPORATED, a Delaware corporation ("Republic Parent"), and JAMES HARDIE GYPSUM, INC., a Nevada corporation (hereinafter referred to as "Hardie");

                                   WITNESSETH:


     WHEREAS, Republic is proposing to develop a new paperboard mill (the "Project Gazelle Mill") to produce recycled gypsum-grade paperboard;

     WHEREAS, potential providers of financing for the Project Gazelle Mill have indicated that they will require Republic to have in place long-term agreements for the sale of a substantial portion of the output of the Project Gazelle Mill as a condition to providing such financing;

     WHEREAS, Hardie desires to ensure that it will have an assured supply of paperboard on a long-term basis, and Republic desires to have Hardie as a customer on such basis;

     WHEREAS, Republic has offered to Hardie, pursuant to Hardie's request, selling prices and pricing formulas designed to meet pricing proposals offered by other current and potential suppliers competing for Hardie's business;

     WHEREAS, Hardie and Republic have entered into that certain letter of intent dated April 8, 1998 in which they expressed their intent to enter into, and outlined their rights and obligations with respect to, a long-term supply agreement for recycled gypsum-grade paperboard;

     WHEREAS, Hardie and Republic desire to formalize the terms of such agreement; and

     WHEREAS, Republic Parent expects to derive substantial benefit from its subsidiary's entry into such an agreement, and Hardie requires that Republic Parent execute and deliver any such agreement as a condition to its execution and delivery thereof;

     NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF PRODUCTS. Subject to the terms and conditions of this Agreement, Republic agrees to sell to Hardie, and Hardie agrees to purchase from Republic, at the Selling Price (as hereinafter defined), a portion of Hardie's recycled gypsum-grade paperboard requirements (including Creamface, Grayback, Green-Lined, Brown Sheathing, Shaftwall Liner Green and Veneer Plaster Base paperboard) which is more specifically identified on Exhibit A attached hereto. (Any paperboard products sold or agreed to be sold by Republic to Hardie hereunder are referred to herein as "Products".) Products consisting of Creamface, Grayback, Green-Lined and Brown Sheathing paperboard will be produced at the Project Gazelle Mill, except to the extent expressly permitted hereby to be produced at another of Republic's recycled paperboard mills or as otherwise agreed by the parties. Products consisting of Shaftwall Liner Green and Veneer Plaster Base paperboard may be produced at Republic's recycled paperboard mills other than the Project Gazelle Mill, unless otherwise agreed by the parties.

     2. PRICE AND ADJUSTMENTS.

          (a) The Selling Price for a particular order shall be computed by a formula whereby an initial base price (the "Base Price") is adjusted as set forth in this paragraph 2 quarterly (other than the adjustments set forth in subparagraphs (c), (d) and (e) of this paragraph 2, which will be made annually), or at such other times or on such other schedule as agreed by the parties, for changes in the cost of certain key grades of paper stock. In each case, the selling price shall be F.O.B. the carrier at the Project Gazelle Mill or when expressly contemplated by this Agreement or when otherwise agreed by the parties at another of Republic's paperboard mills (the "Shipping Mill"). In the event that Republic ships an order from a Shipping Mill other than the Project Gazelle Mill, Republic shall equalize Hardie's freight costs so that Hardie's freight cost is no higher or lower than it would have been had the order been shipped from the Project Gazelle Mill.

          (b) The initial Base Prices for the Products shall be as set forth on Exhibit B attached hereto.

          (c) As of January 1, 2001, the initial Base Prices of recycled gypsum-grade paperboard will be adjusted upward or downward, as the case may be, for purchases made during calendar year 2001, by an amount per MSF computed as (i) the sum of (A)(x) the difference between the actual average cost during the six (6) months ended November 30, 2000, of purchased electricity per kilowatt hour ("KWH") and the initial projected average base cost of purchased electricity of $*** per KWH, multiplied by (y) the actual total KWH used during such six-month period and (B)(x) the difference between the actual average cost during such six-month period of purchased natural gas, which includes transportation costs and line shrinkage costs, per million British thermal units ("MMBTU") and the initial projected average base cost of purchased natural gas, which includes transportation costs and line shrinkage costs, of $*** per MMBTU, multiplied by (y) the actual total MMBTU's used during such six-month period, divided by (ii) the actual gross thousand square feet ("MSF") of paperboard produced during such six-month period. The same adjustments will be made to be effective each January 1, thereafter, based on the actual costs and quantities during the twelve-month period ending on November 30 of the preceding year. Hardie shall have the right to review and audit the underlying information and calculations that form the basis for any change in price based upon this subparagraph.

          (d) As of January 1, 2002 and each January 1 thereafter, each of the initial Base Prices will be increased or decreased, as the case may be, by an amount equal to the sum of (i) $*** per MSF multiplied by the percentage increase or decrease in the *** Index ***, from September 1997 to the September immediately preceding the effective date of the adjustment, which index is published by the United States Department of Labor, Bureau of Labor Statistics and (ii) $*** per MSF multiplied by the percentage increase or decrease in the*** Index *** from September 1997 to the September immediately preceding the effective date of the adjustment, which index is published by the United States Department of Labor, Bureau of Labor Statistics.

          (e) As of January 1, 2002 and each January 1 thereafter, the average basis weight pounds per MSF of each grade of the Products purchased by Hardie during the preceding twelve (12) months shall be calculated. For each one-half pound that the average basis weight for a grade of the Products is less than the average basis weight set forth in Exhibit C for such grade, the initial Base Price for such grade shall be reduced by $*** per MSF. This provision shall apply to reductions of basis weight down to a basis weight of *** pounds per MSF. Republic and Hardie will cooperate with each other in seeking to achieve reductions in the basis weights of the Products. Republic and Hardie each, insofar as their own operations are involved, will diligently pursue methods of achieving, and use commercially reasonable efforts to achieve, reductions in basis weights of the Products, targeting an ultimate basis weight of *** pounds per MSF by the fifth anniversary of the Commercial Production Date. The parties will not be deemed to have succeeded in reducing the basis weight of the Products, and Hardie shall be under no obligation to purchase such lower basis weight Products under this Agreement, unless, all things considered, it is economically feasible for Hardie to utilize such lower basis weight Products in Hardie's manufacturing process. For example, if utilization of the lower basis weight Products causes Hardie to run its equipment at slower speeds to accommodate the lower basis weight paper, such that the loss of production offsets any benefits of a lower basis weight, the parties will not be deemed to have succeeded in reducing the basis weight of the Products. Republic and Hardie each will furnish the other with regular reports on the plans for and the progress of the efforts in achieving lower basis weights.

          (f) The Selling Price for Creamface paperboard will be computed as of the first day of each calendar quarter during the term of this Agreement by increasing or decreasing the Base Price, as adjusted theretofore pursuant to subparagraphs (c), (d) and (e) of this paragraph 2, for Creamface paperboard by the sum of the positive and negative amounts per MSF computed in (i) through (iv) below, as follows:

               (i) (A)(x) the average of the high per ton transacted prices for ***, as reported in the second issue of the Official Board Markets during the immediately preceding three calendar months, less (y) the high per ton transacted price for ***, as reported in the second issue of the Official Board Markets during February 1998, multiplied by (B) the assumed percentage of the furnish to be composed of *** (***%), multiplied by (C) the assumed ratio of tons of paper stock required to manufacture one ton of paperboard (***), multiplied by (D) the assumed basis weight of Cream Face (*** pounds/MSF), divided by (E) the number of pounds in a short ton (2,000);

               (ii) (A)(x) the average of the high per ton transacted prices for
                    ***, as reported in the second issue of the Official Board Markets during the immediately preceding three calendar months, less (y) the high per ton transacted price for ***, as reported in the second issue of the Official Board Markets during February 1998, multiplied by (B) the assumed percentage of the furnish to be composed of *** (***%), multiplied by (C) the assumed ratio of tons of paper stock required to manufacture one ton of paperboard (***), multiplied by (D) the assumed basis weight of Cream Face (*** pounds/MSF), divided by (E) the number of pounds in a short ton (2,000);

               (iii) (A)(x) the average of the high per ton transacted prices for ***, as reported in the second issue of the Official Board Markets during the immediately preceding three calendar months, less (y) the high per ton transacted price for ***, as reported in the second issue of the Official Board Markets during February 1998, multiplied by (B) the assumed percentage of the furnish to be composed of *** (***%), multiplied by (C) the assumed ratio of tons of paper stock required to manufacture one ton of paperboard (***), multiplied by (D) the assumed basis weight of Cream Face (*** pounds/MSF), divided by (E) the number of pounds in a short ton (2,000); and

              (iv) (A)(x) the average of the high per ton transacted prices for ***), as reported in the second issue of the Official Board Markets during the immediately preceding three calendar months, less (y) the high per ton transacted price for ***, as reported in the second issue of the Official Board Markets during February 1998, multiplied by (B) the assumed percentage of the furnish to be composed of *** (***%), multiplied by (C) the assumed ratio of tons of paper stock required to manufacture one ton of paperboard (***), multiplied by (D) the assumed basis weight of Cream Face (*** pounds/MSF), divided by (E) the number of pounds in a short ton (2,000).

          (g) The Selling Price for Grayback paperboard will be computed as of the first day of each calendar quarter during the term of this Agreement by increasing or decreasing the Base Price, as adjusted theretofore pursuant to subparagraphs (c), (d) and (e) of this paragraph 2, for Grayback paperboard by the sum of the positive and negative amounts per MSF computed in (i) and (ii) below, as follows:

               (i) (A)(x) the average of the high per ton transacted prices for ***, as reported in the second issue of the Official Board Markets during the immediately preceding three calendar months, less (y) the high per ton transacted price for ***, as reported in the second issue of the Official Board Markets during February 1998, multiplied by (B) the assumed percentage of the furnish to be composed of *** (***%), multiplied by (C) the assumed ratio of tons of paper stock required to manufacture one ton of paperboard (***), multiplied by (D) the assumed basis weight of Gray Back (*** pounds/MSF), divided by (E) the number of pounds in a short ton (2,000); and

               (ii) (A)(x) the average of the high per ton transacted prices for
                    ***, as reported in the second issue of the Official Board Markets during the immediately preceding three calendar months, less (y) the high per ton transacted price for ***, as reported in the second issue of the Official Board Markets during February 1998, multiplied by (B) the assumed percentage of the furnish to be composed of *** (***%), multiplied by (C) the assumed ratio of tons of paper stock required to manufacture one ton of paperboard (***), multiplied by (D) the assumed basis weight of Gray Back (*** pounds/MSF), divided by (E) the number of pounds in a short ton (2,000).

          (h) The Selling Price for Green-Lined paperboard will be computed as of the first day of each calendar quarter during the term of this Agreement by increasing or decreasing the Base Price, as adjusted theretofore pursuant to subparagraphs (c), (d) and (e) of this paragraph 2, for Green-Lined paperboard by the sum of the positive and negative amounts per MSF computed pursuant to (f)(i) through (f)(iv) above.

          (i) The Selling Price for Brown Sheathing paperboard will be computed as of the first day of each calendar quarter during the term of this Agreement by increasing or decreasing the Base Price, as adjusted theretofore pursuant to subparagraphs (c), (d) and (e) of this paragraph 2, for Brown Sheathing paperboard by the sum of the positive and negative amounts per MSF computed pursuant to
               (g)(i) through (g)(ii) above.

          (j) The Selling Price for Shaftwall Liner Green paperboard will be computed as of the first day of each calendar quarter during the term of this Agreement by increasing or decreasing the Base Price, as adjusted theretofore pursuant to subparagraphs (c) and
               (d) of this paragraph 2, for Shaftwall Liner Green paperboard by the sum of the positive and negative amounts per MSF computed pursuant to (f)(i) through (f)(iv) above; provided, however that an assumed basis weight of *** pounds per MSF shall be used.

          (k) The selling price for Veneer Plaster Base paperboard will be computed as of the first day of each calendar quarter during the term of this Agreement by increasing or decreasing the Base Price, as adjusted theretofore pursuant to subparagraphs (c) and
               (d) of this paragraph 2, for Veneer Plaster Base paperboard by the sum of the positive and negative amounts per MSF computed pursuant to (g)(i) through (g)(ii) above; provided, however that an assumed basis weight of *** pounds per MSF shall be used.

          (l) With respect to shipments to Hardie's Las Vegas, Nevada and Seattle, Washington gypsum wallboard plants, the Selling Prices for each grade of recycled gypsum-grade paperboard will be reduced by a freight allowance, which is provided in acknowledgment of the shipping distances from the Project Gazelle Mill to those plants. The freight allowance will be $*** per MSF with respect to shipments to the Las Vegas, Nevada plant and $*** per MSF with respect to shipments to the Seattle, Washington plant. As of January 1, 2001, and each January 1 thereafter, each of the initial freight allowances will be increased or decreased, as the case may be, by an amount equal to such freight allowance per MSF multiplied by the percentage increase or decrease in the *** from September 1997 to the September immediately preceding the effective date of the adjustment, which index is published by the United States Department of Labor, Bureau of Labor Statistics.

          (m) For purposes of this subparagraph (m), Effective FOB Third Party Price ("EFTPP") is the price charged or offered in writing to a Non-Affiliate Third Party (measured on a per/MSF basis) adjusted to take into account any effective price reductions due to all freight, shipping, insurance or other allowances, discounts, rebates, price or credit considerations (as such price may be adjusted from time to time pursuant to Republic's arrangement with the Non-Affiliate Third Party). For purposes of this subparagraph (m), the Western Region is defined as that portion of North America consisting of ***; the Eastern Region is defined as all other portions of North America. If Republic sells or contracts to sell one hundred Tons or more of Product to a Non-Affiliate Third Party or Parties:

                    (i) all or any portion of which is for delivery in the Eastern Region at an EFTPP lower than the Selling Price, then the Selling Price to Hardie for such Product for any of its plants shall be automatically reduced by the difference between the Selling Price and the EFTPP (the "Adjustment Amount"), for all subsequent Hardie purchases of that Product, up to the volume(s) sold to the Non-Affiliate Third Party or Parties at the EFTPP;

                    (ii) all or any portion of which is for delivery in the Western Region, at an EFTPP, which is lower than the average of the Selling Price for Hardie's Las Vegas and Seattle plants, after adjustment for the freight allowance as described in paragraph 2(l) plus *** cents (the "Hardie Effective Western Region Price" or HEWRP), the Selling Price for such Product to Hardie for any of its plants shall be automatically reduced by an amount equal to the difference between the HEWRP and the EFTPP (the "Adjustment Amount") for all subsequent Hardie purchases of the Product up to the volume(s) sold to the Non-Affiliate Third Party or Parties.

               If a sale or contract to sell that would cause the pricing mechanisms under subparagraphs (i) and (ii) above to be operative occurs during a period that the pricing mechanism under (i) or
               (ii) is in effect due to a prior sale or contract to sell with a Non-Affiliated Third Party, then the volumes as to which such prices would be in effect shall be purchased consecutively and not concurrently so that at any particular time the Selling Price would have been reduced by only one Adjustment Amount. In addition to the foregoing, if an EFTPP is established pursuant to a contract whose term or pricing provisions are effective for more than *** ("Long Term Contract") the Selling Price for the Product to Hardie, regardless of volume, shall be automatically reduced by the Adjustment Amount for all subsequent Hardie purchases of the Product so long as said EFTPP is available to the Non-Affiliate Third Party. With respect to Long Term Contracts, the Adjustment Amount shall be based upon the lowest EFTPP in effect at any given time. The pricing mechanisms set forth in subparagraphs (i) and (ii) above will continue in effect during the time that any Long Term Contract is in effect such that if a sale of the kind described in subparagraphs (i) and (ii) occurs during such time that would cause the Selling Price for a specified volume to be lower than the Selling Price as adjusted pursuant to the Adjustment Amount calculated on the basis of the Long Term Contract, the Selling Price for such specified volume would be such lower price. This subparagraph (m) applies only to recycled gypsum-grade paperboard Products produced at the Project Gazelle Mill and, with respect to Shaftwall Liner Green and Veneer Plaster Base paperboard, to such Products produced at Republic's other paperboard mills, and further shall not apply to test quantities of less than 100 short tons done on an isolated basis and sold to third parties to demonstrate the characteristics of the paperboard manufactured at Republic's paperboard mills. Republic shall cause its outside auditors to certify to Hardie on an annual basis that Republic has complied with this subparagraph.

          (n) If any of the high per ton transacted prices referred to in subparagraphs (f) and (g) above cease to be reported monthly or if the indexes referred to in subparagraphs (d) and (l) cease to be published, the parties shall select a similar published statistic or index to use as the basis for making the adjustments provided in subparagraphs (d), (f), (g), (h), (i), (j), (k) or
               (l), as the case may be. If the parties cannot agree on such new statistic or index, the parties will resolve such dispute according to the dispute resolution procedures set forth in this Agreement.

     3. TERM.

          (a) Subject to the provisions of paragraph 12 hereof, the term of this Agreement shall commence on the date hereof and shall terminate on October 1, 2010, or ten (10) years after the Commercial Production Date, whichever is later.

          (b) Republic shall diligently pursue the completion of the Project Gazelle Mill and shall use commercially reasonable efforts to cause the Project Gazelle Mill to commence production on or before the date that is 22 months after the date of this Agreement. The obligation of Republic to supply, and, subject to Exhibit A, the obligation of Hardie to purchase, Products hereunder shall not commence until Commercial Production has been achieved (the "Commercial Production Date"). For purposes of this Agreement, "Commercial Production" shall mean that the Project Gazelle Mill has produced, for two consecutive months, paperboard meeting the quality specifications set forth in Exhibit C, in an amount equal to or greater than thirty percent (30%) of the Project Gazelle Mill's planned monthly capacity. When Republic believes that the Project Gazelle Mill has achieved Commercial Production, it shall give written notice to that effect to Hardie

               (the "Commencement Notice"), and Hardie shall not unreasonably object to the propriety of the Commencement Notice. From the date on which Hardie receives the Commencement Notice, Hardie shall have fifteen (15) days to: (i) observe the production of paper at the Project Gazelle Mill; (ii) observe the conversion to wallboard of such paper at Republic Parent's wallboard facility in Duke, Oklahoma; and (iii) test the conversion of the paper at each of Hardie's facilities. The Vice Presidents of Production of Hardie and of Republic shall each personally observe the production, conversion and testing under clauses (i), (ii) and
               (iii) of the preceding sentence, which shall be performed by the parties in good faith. At the end of such fifteen (15) day testing period, the Commencement Notice shall become effective. If Hardie does not object in writing within fifteen (15) days after the Commencement Notice becomes effective, then Commercial Production shall be deemed to have been achieved as of the date the Commencement Notice became effective. If Hardie does object in writing to the propriety of the Commencement Notice, then the dispute resolution procedures of paragraph 28 shall be invoked, and the achievement of Commercial Production shall be determined in accordance therewith or by subsequent agreement of Republic and Hardie.

          (c) Republic shall keep Hardie regularly and adequately informed regarding the construction progress of the Project Gazelle Mill and shall provide Hardie with monthly written progress reports. If Republic is unable to cause the Project Gazelle Mill to commence Commercial Production prior to the later of: (i) October 1, 2000 or (ii) the date that is 22 months after the date of this Agreement, Republic shall supply Hardie, at the prices established pursuant to this Agreement, the quantity of recycled gypsum-grade paperboard that it would otherwise be obligated to supply under this Agreement from its other recycled paperboard mills, through purchases from recycled paperboard mills owned by third parties, or both, until such time as the Project Gazelle Mill commences Commercial Production. Any such recycled gypsum-grade paperboard supplied otherwise than from the Project Gazelle Mill shall have the specifications set forth in Exhibit C hereto, excepting the specifications regarding basis weights. If Republic is unable to supply the quantity and quality of Products required by Hardie under this Agreement at the prices established pursuant to this Agreement, Republic will compensate Hardie for the additional costs reasonably incurred by Hardie in obtaining replacement paperboard. Notwithstanding the foregoing, if, by July 1, 2001, Republic has not given the Commencement Notice, Hardie may, at its sole discretion and option, terminate this Agreement. So long as Republic supplies paper to Hardie from mills other than the Project Gazelle Mill, any adjustments to price shall be based only upon changes in the price of furnish as specified elsewhere in this agreement, and shall not be based upon changes in the cost of gas, electricity, or other expenses.

          (d) During the period beginning on October 1, 2005 or the fifth anniversary of the Commercial Production Date, whichever is later, and ending on October 1, 2007 or the seventh anniversary of the Commercial Production Date, whichever is later, Republic and Hardie will negotiate in good faith in an effort to agree to a long-term extension of the initial term of this Agreement or a further long-term supply agreement on such terms as are mutually acceptable to each party, in its sole discretion.

          (e) If: (i) Republic sells or otherwise transfers ownership or operating control of the Project Gazelle Mill (otherwise than as a Security Device (as that term is defined below) to obtain or secure financing) to a party that is not an Affiliate (as that term is defined below) of Republic such that Republic no longer maintains a direct or indirect majority ownership interest in the Project Gazelle Mill or is no longer, directly or indirectly, the operator thereof, or a Change of Control (as that term is defined below) of Republic occurs, in either case prior to the sixth anniversary of the Commercial Production Date and (ii) Hardie and Republic (or the then current owner of the Project Gazelle Mill) have not negotiated an extension of the initial term of this Agreement prior to October 1, 2006 or the sixth anniversary of the Commercial Production Date, whichever is later, then the initial term of this Agreement shall automatically, and without any action by Hardie, Republic or the then-current owner of the Project Gazelle Mill or any assignee of Republic's rights hereunder, be extended for an additional five (5) years on the same terms and conditions applicable to the initial term hereof. Notwithstanding the foregoing sentence, Hardie shall have the right, exercisable by Hardie for a period of sixty (60) days beginning on October 1, 2006 or the sixth anniversary of the Commercial Production Date, whichever is later, to terminate such five-year extension by delivering a written notice of such termination to the then-current owner of the Project Gazelle Mill.

          (f)  For purposes of this Agreement,

               (i) an "Affiliate" of a party shall mean any other person who beneficially owns, directly or indirectly, a majority of the voting securities and a majority of the equity securities of such party or of whom a majority of the voting securities and a majority of the equity securities are beneficially owned, directly or indirectly, by such party;

               (ii) a "Change of Control" shall be deemed to have occurred with respect to Republic if: (A) Republic Parent, no longer beneficially owns a majority of the voting securities and a majority of the equity securities of Republic; (B) a merger or consolidation of Republic Parent has been consummated pursuant to which a majority of the voting securities and a majority of the equity securities of the surviving or resulting entity are not beneficially owned by the persons who were the stockholders of Republic Parent immediately prior to the consummation of such merger or consolidation;
                    (C) a sale or transfer of all or substantially all of the assets of Republic Parent other than to an Affiliate of Republic Parent; (D) the stockholders of Republic Parent have approved a plan or proposal for the liquidation or dissolution of Republic Parent; (E) any person or group (as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended) (other than Phil Simpson, his spouse, his descendants and their spouses, trusts and estates of which any of them are the primary beneficiaries and any entities of which any of them are holders of a majority of the voting securities and a majority of the equity securities) shall become the beneficial owner of a majority of Republic Parent's voting securities or equity securities; or (F) during any period of two years or less individuals who at the beginning of such period constitute the entire board of directors of Republic Parent shall for any reason cease to constitute a majority thereof unless the election or nomination for election by Republic Parent's stockholders or the appointment by the remaining directors, as applicable, of each new director was approved by a majority of the directors then still in office who were directors at the beginning of the period (for purposes of this subparagraph (f)(ii), Republic Parent shall be deemed to include any successor thereto); and

               (iii) "Beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     4. PRODUCTS. Republic will supply to Hardie, pursuant to this Agreement, Hardie's requirements (as described in Exhibit A hereto) for recycled gypsum-grade paperboard meeting the specifications set forth on Exhibit C hereto, except as otherwise expressly provided herein.

     5. ORDERS AND SHIPMENT.


          (a) On or before the twentieth day of each calendar month, Hardie shall deliver to Republic its orders for the next succeeding month specifying the grade, quantity, requested shipment date or dates and destination of the Products being ordered. Orders for Products, unless rightfully rejected when permitted under commercially reasonable standards to be rejected hereunder, will be confirmed by Republic's written acknowledgment (by fax or otherwise), within five (5) business days after each order is placed. All orders and all acknowledgments shall be on the forms attached hereto as Exhibit D and Exhibit E, respectively. Republic may reject any orders that are not on the form attached hereto as Exhibit D or that add any terms thereto. Hardie may reject any acknowledgments that are not on the form attached hereto as Exhibit E or that add any terms thereto.

          (b) Shipments of Products shall be routed as determined by Hardie. Hardie shall arrange for delivery of Products and shall notify Republic of its delivery arrangements at the time Hardie places an order for Products with Republic. Title to the Products sold hereunder shall pass from Republic to Hardie when placed F.O.B. the carrier at the Shipping Mill, and Republic shall thereafter be released from all responsibility and liability for any loss of, or damage to, the Products in transit or delivery to Hardie and shall have no responsibility or liability for any delay in delivery, provided that the Products have been properly prepared for shipment and properly delivered F.O.B. the carrier at the Shipping Mill. All shipping and insurance costs shall be at Hardie's expense.

          (c) Commencing on October 1, 2000 and at all times thereafter, Republic shall maintain a minimum emergency product inventory of *** tons, meeting Hardie's product specifications as set forth in Exhibit C hereto, in an approximate ratio of sixty percent (60%) Creamface and forty percent (40%) Grayback, *** and which inventory will be maintained at the Project Gazelle Mill and will be paid for as ordered by Hardie, in accordance with the provisions of Paragraph 8 below.

     6. QUALITY.

          (a) Each grade of the Products to be manufactured and sold by Republic hereunder shall, within the customary commercial tolerances of the paperboard industry for such grade and except as otherwise expressly provided herein, meet the specifications for such grades which are attached hereto as Exhibit C (the "Specifications"), and Hardie agrees that it will accept Products meeting the Specifications. The parties agree that, as a result of their experience hereunder and their technical cooperation under paragraph 9 hereof, the Specifications may be varied by mutual agreement to fit the particular characteristics of Hardie's machinery and products. Such Specifications, when and as modified, shall be deemed to supersede the Specifications attached hereto as Exhibit C, shall become part of this Agreement and are hereby incorporated by reference.

          (b) Republic shall provide Hardie a Certificate of Analysis with respect to each set of rolls of the Products purchased by Hardie. The Certificate of Analysis shall be delivered to Hardie no later than the date on which the set of rolls covered thereby are received by Hardie at its gypsum wallboard facility. The Certificate of Analysis shall certify that a sample from the set was physically tested in accordance with testing methods accepted by the recycled paperboard industry. The Certificate of Analysis further shall certify that the sample in question met the Specifications. Republic shall retain samples for six (6) months for purposes of verification of test results.

          (c) EXCEPT AS SPECIFIED IN THIS PARAGRAPH 6, REPUBLIC MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS SOLD HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

     7. CLAIMS.

          (a) Hardie shall make a reasonable inspection of the Products and the Certificate of Analysis related thereto upon delivery or within sixty (60) days thereafter. Hardie shall have the right to reject any Products that do not conform to the Specifications. If Hardie believes that any Products do not conform to the Specifications, it shall promptly, and not later than sixty (60) days after receipt thereof, notify Republic in writing of its rejection of such Products for failure to conform to the Specifications. If no such written notice is received by Republic, pursuant to paragraph 21, within sixty (60) days after receipt thereof, Hardie shall be deemed to have accepted the Products, except as set forth in subparagraph (b) below. Republic may inspect any Products that Hardie so rejects. Upon verification by Republic of nonconformity of the rejected Products to the Specifications, Republic will issue Hardie a credit memorandum for the purchase price of the non-conforming Products and the cost of freight from the Project Gazelle Mill to Hardie's plant. Republic will arrange for the disposition of the non-conforming Products, at Republic's expense, in each case within 10 business days after notice of rejection by Hardie, unless the parties agree to some other settlement of the claim in question. If Republic disputes Hardie's rejection of such Products, it shall promptly notify Hardie in writing of such dispute and the dispute will be determined in accordance with subparagraph (c) hereof.

          (b) If the nonconformity to the Specifications of any Products could not be discovered through a commercially reasonably inspection prior to their use by Hardie and such use results in the manufacture of defective gypsum wallboard, Hardie shall promptly notify Republic in writing. Republic may inspect such defective wallboard. Upon verification by Republic that the manufacture of the defective wallboard resulted from nonconformity to the Specifications of the Products in question, Republic will issue Hardie a credit memorandum for: (i) the purchase price of the non-conforming Products; (ii) the cost of freight of such Products from the Shipping Mill to Hardie's plant; (iii) additional Products manufactured by Republic and used by Hardie on the other side of such defective wallboard, whether or not such additional Products conform to the Specifications; and (iv) the cost of freight of such additional Products from the Shipping Mill to Hardie's plant. Republic's liability under (i), (ii),
               (iii) and (iv) above shall not extend to defective wallboard manufactured after Hardie has discovered, or in the exercise of commercially reasonable supervision of its manufacturing processes should have discovered, that Hardie is manufacturing defective wallboard. If Republic disputes the cause of the manufacture of the defective gypsum wallboard, it shall promptly notify Hardie in writing of such dispute, and the dispute will be determined in accordance with subparagraph (c) of this paragraph.

          (c) Republic's technical support personnel and Hardie's gypsum plant quality personnel shall jointly investigate any disputed rejection of the Products and any dispute regarding a claim that the Products caused the manufacture of defective gypsum wallboard. If such joint investigation fails to settle the dispute to the mutual satisfaction of both parties, it shall be referred to the Vice President, Operations, of each party for settlement. Any dispute that cannot be settled in accordance with this subparagraph (c) will be determined in accordance with paragraph 28 hereof. At Republic's request, Hardie will effect trial runs of Products that it has rejected so long as it can do so without undue effort or expense.

          (d) If a Claim (as defined below) is made by a customer, end-user or ultimate consumer that gypsum wallboard manufactured by Hardie that contains a Product is defective and Republic has agreed, or pursuant to subparagraph (c) and/or paragraph 28 hereof or otherwise it has been finally determined, subject to no further rights of appeal or reconsideration, that the failure of such Product to meet the Specifications as of the date of sale of such Product to Hardie has caused the defect in the gypsum wallboard asserted in such Claim and that such failure of the Product to meet Specifications could not have been discovered through a commercially reasonable inspection by Hardie prior to shipment of the gypsum wallboard, then in addition to the credit memorandum issuable pursuant to subparagraph (b) above, Republic shall pay, or reimburse Hardie for, the liability of Hardie to such customer, end-user or ultimate consumer resulting from the defective paperboard and Hardie's reasonable third party expenses in defending against such Claim; provided, that Republic shall not be obligated to pay, or reimburse Hardie for, any such liability unless such liability exceeds $*** with respect to any single Claim or unless the aggregate of all such liabilities with respect to Claims exceeds $*** during any calendar year, in which cases Republic shall be responsible for all such liabilities in excess of such amount or amounts, as applicable. Hardie shall promptly notify Republic of any Claim as to which it intends to seek reimbursement from Republic or which it intends to apply against the $*** limit. Hardie shall, except to the extent not reasonably practicable, afford Republic at least three business days after such notice to inspect the defective gypsum wallboard prior to its demolition or repair. Any authorization by Hardie of repairs shall be for the lowest commercially reasonable method of repair. Hardie shall consult with Republic regarding any settlement of any Claim. Any such settlement not approved by Republic shall not in any way impair the ability of Republic to dispute the amount of the settlement in connection with any claim by Hardie against Republic for a reimbursement of the related Claim. A "Claim" means a claim that gypsum wallboard sold by Hardie was defective and that relates to a single dwelling, a single tract of dwellings under development by the same owner or developer, or a single structure at a commercial or multi-family residential project.

          (e) EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN SUBPARAGRAPH 7(D) ABOVE, REPUBLIC SHALL NOT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WITH RESPECT TO CLAIMS ASSERTED BY THIRD PARTIES AGAINST HARDIE ARISING FROM DEFECTIVE PRODUCTS OR FROM PRODUCT LIABILITY. REPUBLIC SHALL NOT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND FOR WHICH IT OTHERWISE HAS LIABILITY FOR LOSSES SUFFERED BY HARDIE AS A RESULT OF A FAILURE OF PRODUCTS TO SUCCESSFULLY CONVERT TO PRODUCE ACCEPTABLE GYPSUM WALLBOARD AT HARDIE'S PLANTS UNLESS HARDIE HAS FIRST USED COMMERCIALLY REASONABLE EFFORTS TO CONVERT THE PRODUCTS INTO GYPSUM WALLBOARD AND SUCH COMMERCIALLY REASONABLE EFFORTS HAVE PROVEN UNSUCCESSFUL.



     8. PAYMENT.

          (a) Republic shall render its invoices covering shipments as soon as practicable after each shipment. Payment terms shall be net *** days after the date Hardie receives Republic's invoice.

          (b) All payments shall be made at Republic's principal place of business or the place specified for payment on the applicable Republic invoice.

          (c) All amounts not paid within seven (7) days after the date due hereunder shall bear interest from the date due until paid at a rate equal to the lesser of (i) *** percent (***%) per month or
               (ii) the maximum rate permitted under applicable law.

          (d) If any invoice remains unpaid over sixty (60) days after the date the invoice is received and the failure to pay is not based upon a bona-fide dispute over whether the amount is owed, Republic may suspend shipments of Products until payment has been made.

     9. TECHNICAL COOPERATION.

          (a) The parties agree to use commercially reasonable efforts to achieve efficient conversion of the Products at each of Hardie's wallboard manufacturing operations, without creating an undue burden or expense for either party.

          (b) Technical support personnel from Republic and production and quality management of each Hardie gypsum wallboard plant shall meet at least monthly to discuss any operating issues being experienced by Hardie that it believes to be related to the Products and opportunities for reducing the basis weight of the Products, so long as there are technical issues that need to be discussed.

          (c) In the event that Hardie encounters difficulty converting one or more rolls of the Products that appear to meet the Specifications at any of its gypsum wallboard manufacturing operations, it will promptly give Republic notice of the problems that it is encountering. Not later than five (5) calendar days after receipt of such notice, Republic shall send technical support personnel to the operation experiencing difficulty. Hardie shall permit Republic access to the affected operation for purposes of observation, sampling, testing and inspection, in cooperation with Hardie's personnel. Hardie's facility management and Republic's technical support personnel will mutually develop a plan for reducing problems associated with conversion of the Products, which plan may include, without limitation, trial modifications to the Specifications, trial adjustments to the operation of the gypsum wallboard production line, observations of trials by representatives of both parties, data collection and statistical evaluation of collected data.

     10. HARDIE'S REPRESENTATIONS AND WARRANTIES. Hardie hereby makes the following representations and warranties to Republic:

          (a) All of the assets of the gypsum wallboard plants located at Nashville, Arkansas, Las Vegas, Nevada and Seattle, Washington referred to in Exhibit A hereto and all of Hardie's gypsum mining facilities are owned by Hardie, free and clear of liens and encumbrances (other than routine matters of record that have no material adverse effect on their value).

          (b) The net worth of Hardie as of March 31, 1998, determined in accordance with generally accepted accounting principles, exceeds the consolidated net worth of Republic Parent as of March 31, 1998, as reflected in Republic Parent's

               Form 10-Q for the quarter ended March 31, 1998, and no material adverse change in Hardie's net worth has occurred since that date.

          (c) Neither Hardie nor any Affiliate of Hardie has any present intention or plan to engage in the manufacture of paperboard, and neither Hardie nor any such Affiliate has received any offer to sell, lease or otherwise convey to Hardie or any such Affiliate a paperboard mill or any interest therein, whether direct or indirect, which offer has not been either withdrawn by the offeror or rejected by Hardie.

     11. REPUBLIC'S REPRESENTATIONS AND WARRANTIES. Republic hereby makes the following representations and warranties to Hardie:

          (a) The Lawton Industrial Foundation either owns or has acquired options to purchase land in Lawton, Oklahoma sufficient for the construction and operation of the Project Gazelle Mill (the "Land") and has proposed to transfer the Land to Republic.

          (b) The Land has access or will have access to truck and rail transportation and loading facilities for same that are appropriate for the efficient operation of the Project Gazelle Mill.

          (c) Republic believes it can obtain all necessary permits, approvals, consents, and financing necessary to allow it to construct the Project Gazelle Mill on the Land.

          (d) To Republic's knowledge and belief, after investigation, it is feasible to construct the Project Gazelle Mill on the Land.

          (e) Republic has engaged consultants and advisors, has conducted test runs with the proposed Project Gazelle Mill technology and, on that basis, Republic believes that the Project Gazelle Mill is technologically feasible and can meet Hardie's needs.

          (f) The Project Gazelle Mill will be constructed and outfitted substantially in accordance with the summary descriptions Republic has provided to Hardie, subject to modifications deemed desirable by Republic and, with regard to substantial modifications, agreed to by Hardie, as the project progresses.

          (g) Republic, or its agent, has entered into letters of intent with key vendors and contractors.

          (h) Republic believes that it can meet Hardie's quantity and quality requirements for recycled gypsum-grade paperboard, tailored to suit the specific requirements, for both processing and marketing of, and the machinery in operation at, each of its facilities.

          (i) Republic is experienced in and knowledgeable concerning the production of recycled gypsum-grade paperboard, and acknowledges that Hardie is relying on such expertise. To Republic's knowledge and belief, after investigation, the Project Gazelle Mill will utilize modified gap-former and Fourdrinier technology, which technology is current recycled paperboard production technology to Republic's knowledge and belief, after investigation. To Republic's knowledge and belief, after investigation, after construction, the Project Gazelle Mill will be viable and will be able to provide, in a timely manner, sufficient recycled gypsum-grade paperboard to meet Hardie's quality and quantity requirements for both processing and marketing for its various gypsum plants within the limits of the projected furnish requirements, energy consumption and labor costs.

          (j) Republic believes that it can obtain sufficient financing to construct and operate the Project Gazelle Mill. Republic has received proposals from lenders and investment bankers to lend funds or cause the placement of debt securities sufficient to finance the Project Gazelle Mill.

          (k) Republic has reported to Hardie the summary results of its "paper trials" and engineering feasibility studies prepared by Republic's consultants and advisors in connection with the Project Gazelle Mill, and will continue to provide updates thereon to Hardie during the course of development of the Project Gazelle Mill.

          (l) Republic anticipates that it initially will sell up to twenty-five percent of the capacity of the Project Gazelle Mill to its own gypsum plant in Duke, Oklahoma.

     12. OTHER COVENANTS OF REPUBLIC.

          (a) Republic will review and become familiar with the process requirements and unique needs of Hardie's gypsum facilities and equipment.

          (b) Republic will obtain performance guarantees and warranties from its key vendors and contractors.

     13. OTHER COVENANTS OF HARDIE. Until the later of October 1, 2005 or the fifth anniversary of the Commercial Production Date, Hardie will promptly advise Republic in writing if it or any United States Affiliate of Hardie offers to buy, lease or otherwise acquire any North American paperboard mill, or any interest therein, whether direct or indirect.

     14. TERMINATION. In the event of a material breach of this Agreement, either party shall give written notice to the defaulting party of the breach and of the non-defaulting party's intention to terminate this Agreement if the non-defaulting party is not, within thirty (30) days from and after receipt of the written notice of default, provided with a plan of corrective action and if substantial efforts to cure the default in accordance with the plan have not commenced. If such substantial efforts to cure the default as provided above have not commenced within such thirty (30) day period, the non-defaulting party may terminate this Agreement by sending written notice to the other party of such termination, whereupon this Agreement shall terminate and the non-defaulting party, subject to the terms of this Agreement, shall be entitled to pursue any remedies provided by law. In the event the non-defaulting party elects to terminate this Agreement, the notice of termination must be sent to the defaulting party within five (5) days after the expiration of the thirty
(30) day period first mentioned above. The failure of any party to exercise its option to terminate this Agreement shall not affect any other rights the party may have in law or equity.


     15. FORCE MAJEURE.


          (a) In the event of an Act of God, explosion, accident, fire, drought, flood, earthquake, tornado, hurricane, strike, labor disturbance, insurrection, riot, war, act of a public enemy, the acts or orders of a governmental unit, freight embargo, power or utility shortage, or any other similar cause beyond Republic's or Hardie's reasonable control, interfering with the production, supply, transportation or consumption of the Products or with the supply of raw materials or utilities used in connection therewith (a "Force Majeure Event"), the obligation of Republic to supply, and the obligation of Hardie to purchase, Products hereunder shall be proportionately reduced or held in abeyance for the duration of the Force Majeure Event and the term of this Agreement shall be extended for a period equal thereto. The failure or inability of any one or all of Republic's advisors, agents, consultants, designers, engineers, lenders, suppliers or vendors to perform their contractual or other obligations to Republic in connection with the development, construction or operation of the Gazelle Mill shall not be considered a Force Majeure Event. The affected party shall promptly notify the other of any Force Majeure Event, and the expected duration of the party's inability to perform under the terms of this Agreement. If a Force Majeure Event results in or may reasonably be expected to result in an inability of Republic to ship Products for more than seven days past their scheduled shipping dates, then Hardie may purchase the Products covered by any orders so affected by the Force Majeure Event from other suppliers. NEITHER REPUBLIC NOR HARDIE SHALL BE LIABLE FOR ANY DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY DELAY IN DELIVERY OR FAILURE TO DELIVER OR ACCEPT ANY OF THE PRODUCTS SOLD HEREUNDER IF SUCH DELAY OR FAILURE TO DELIVER OR ACCEPT IS DUE TO A FORCE MAJEURE EVENT FOR WHICH APPROPRIATE NOTICE HAS BEEN GIVEN.

          (b) Any suspension or reduction of deliveries of Products under this Agreement due to the occurrence of any Force Majeure Event shall not invalidate or be a basis for termination of this Agreement, and, upon the removal or termination of the Force Majeure Event during the term of this Agreement, delivery shall be made and taken, as the case may be, on the specified terms in effect immediately prior to such suspension or reduction. The foregoing notwithstanding, if Republic is unable to resume shipments of Products from the Project Gazelle Mill within one hundred eighty
               (180) days after the occurrence of a Force Majeure Event, Hardie may, in its sole discretion, terminate this Agreement, with no further obligation to Republic.

          (c) If in consequence of any Force Majeure Event, Republic's production is partially curtailed, Republic shall limit its reductions of shipments to its then-present customers to the same percentage in each case.

          (d) The provisions of this paragraph 15 shall not be available to any party hereto that shall fail to use reasonable diligence to remedy the situation and that shall fail to remove the Force Majeure Event affecting its performance hereunder with all reasonable dispatch, or to give timely notice of the occurrence of the Force Majeure Event. The requirement that any Force Majeure Event be remedied with all reasonable dispatch shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party or parties.

     16. MUTUAL INDEMNIFICATION. Except as otherwise expressly provided herein, Republic shall indemnify and hold harmless Hardie and its Affiliates and each of the heirs, executors, successors and assigns of Hardie or any such Affiliate from and against, and will pay the amount of, any loss, liability, claim, damage, obligation, fine, proceeding and expense (including reasonable costs of investigation and defense and reasonable attorney's fees and other incidental costs and expenses) suffered or incurred by Hardie arising from, relating to or in connection with: (i) any breach of any representation or warranty made by Republic in this Agreement; (ii) any breach by Republic of any covenant or obligation of Republic in this Agreement, including any such breach caused by the failure of any of Republic's contractors or suppliers to fulfill their obligations to Republic in connection with the development or construction of the Project Gazelle Mill; or (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof or in enforcing this indemnity. Except as otherwise expressly provided herein, Hardie shall indemnify and hold harmless Republic and its Affiliates and each of the heirs, executors, successors and assigns of Republic or any such Affiliate from and against, and will pay the amount of, any loss, liability, claim, damage, obligation, fine, proceeding and expense (including reasonable costs of investigation and defense and reasonable attorney's fees and other incidental costs and expenses) suffered or incurred by Republic arising from, relating to or in connection with: (x) any breach of any representation or warranty made by Hardie in this Agreement; (y) any breach by Hardie of its obligations under this Agreement; or (z) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof or in enforcing this indemnity.

     17. BANKRUPTCY. In the event of any voluntary or involuntary bankruptcy, receivership, insolvency or reorganization proceedings involving either party or its property, or the assignment of all, or substantially all, of the assets of either party for the benefit of creditors, or a receiver is appointed for it or any substantial part of its property, the other party may terminate its obligations hereunder by giving written notice of such termination which shall become effective upon the giving of such notice. Such right of termination shall be in addition to, and not in lieu of, any other rights or remedies available to the non-breaching party.

     18. ASSIGNMENT.

          (a) This Agreement shall be binding upon and inure to the benefit of the successors of the parties hereto but shall not be assignable by either party without the written consent of the other party except:

               (i) subject to compliance with the other subparagraphs of this paragraph 18, this Agreement may be assigned by operation of law to the surviving or resulting entity in connection with a merger or consolidation of such party;

               (ii) subject to compliance with the other subparagraphs of this paragraph 18, this Agreement may be assigned by either party to the purchaser or transferee of substantially all the other assets of the assigning party in connection with a sale or other transfer of all or substantially all of the assets of the assigning party;

               (iii) subject to compliance with the other subparagraphs of this paragraph 18, Hardie may assign this Agreement to the purchaser or transferee of all of Hardie's gypsum wallboard manufacturing plants referenced on Exhibit A hereto (the "Hardie Plants") or Hardie may assign its rights under this Agreement insofar as they relate to any Hardie Plant to the purchaser or transferee of such Hardie Plant;

               (iv) subject to compliance with the other subparagraphs of this paragraph 18, Republic may assign this Agreement to a purchaser or transferee of the Project Gazelle Mill;

               (v) nothing in this Agreement shall prevent Hardie or Republic from entering into a mortgage, deed of trust, grant of a security interest, sale and leaseback or other security device (a "Security Device") with respect to any or all of the Hardie Gypsum Plants or the Project Gazelle Mill, respectively, to obtain or secure financing; provided, that any such Security Device shall expressly provide and require that upon any foreclosure, taking, lease termination or other exercise of remedies pursuant thereto, the parties thereto shall take all such action as shall be required to cause the person or persons owning or controlling the Hardie Gypsum Plants or the Project Gazelle Mill, as applicable, after such exercise of remedies to assume in writing the provisions of this Agreement insofar as they relate to the Hardie Gypsum Plant or the Project Gazelle Mill, as applicable, owned or controlled by such person; provided, further, that Republic shall not enter into any such Security Device with respect to the Project Gazelle Mill without a provision in the Security Device that obligates the secured party to give Hardie notice of any proposed exercise of remedies affecting the Project Gazelle Mill with respect to a default by Republic thereunder, and without first providing such language to Hardie.

          (b) Notwithstanding subparagraph (a) above, in the event that Hardie shall merge or consolidate with another entity or sell or otherwise transfer any of the Hardie Plants (whether pursuant to a sale or transfer of all or substantially all of its assets or the sale or transfer of one or more of the Hardie Plants), Hardie shall require the surviving company in such merger or any such transferee to assume and agree to perform in writing the provisions of this Agreement for the full term of this Agreement (or if less than all the Hardie Plants are sold or transferred, then the provisions of this Agreement insofar as they relate to the Hardie Plants sold or transferred), and in the event that Republic shall merge or consolidate with another entity or sell or transfer the Project Gazelle Mill, Republic shall require the surviving company in such merger or any such transferee to assume and agree to perform in writing the provisions of this Agreement for the full term of this Agreement.

          (c) No such assignment or assumption of this Agreement, in whole or in part, shall relieve the assigning party of any of its obligations hereunder.

          (d) If Republic proposes to sell, transfer or otherwise dispose of the Project Gazelle Mill (other than pursuant to a Security Device that complies with paragraph 18(a)(v) hereof) or merge or consolidate with another entity or sell or transfer all or substantially all of its assets to another person, or receives any bona fide, firm proposal from a third party to purchase or otherwise acquire the Project Gazelle Mill or for the merger or consolidation of Republic into or with another entity or for the sale of all or substantially all its assets to another person which proposal it proposes to accept, then Republic must first:
               (i) promptly inform Hardie that Republic intends to so dispose of the Project Gazelle Mill and (ii) keep Hardie informed of the progress Republic is making in disposing of the Project Gazelle Mill. Republic shall consult with Hardie concerning methods of ensuring, and shall take commercially reasonable steps to ensure, that any disposition of the Project Gazelle Mill will not have a material adverse effect on Hardie. Nothing contained herein shall prevent Hardie, upon receipt of any such notice from Republic, from making an offer to Republic to acquire the Project Gazelle Mill.

     19. CONFIDENTIALITY.

          (a) Hardie and Republic acknowledge and agree that they may come into possession of certain information about each other's operations, either through visits to each other's facilities or through an exchange of documents or other information, including, but not limited to, specific designs and specifications of their respective facilities, the speed, throughput and other performance characteristics of their respective facilities, their cost of production and the specifications and selling prices of their products, all of which are confidential and proprietary information of the respective parties (the "Confidential Information"). Hardie and Republic further acknowledge and agree that the other would be damaged by the disclosure of the Confidential Information to competitors or to others, and by the use of the Confidential Information to compete with the other. Accordingly, each of Hardie and Republic agrees that it will maintain the confidentiality of, and not disclose to persons other than its employees with a specific need to know such information and who have been advised of and who have agreed to be bound by this covenant, any of the Confidential Information, or use such Confidential Information to compete with the other.

          (b)  "Confidential Information" does not include information which:
               (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party, its Affiliates or employees; (ii) was within the possession of the receiving party, its Affiliates or employees prior to its being furnished to such party by or on behalf of the furnishing party, provided that the source of such information was not known by the receiving party, its Affiliates or employees to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the furnishing party or any other party with respect to such information; or (iii) becomes available to the receiving party on a non-confidential basis from a source other than Republic or any of its Affiliates or employees, provided that such source is not bound by a confidentiality agreement with or other contractual legal or fiduciary obligation of confidentiality to the furnishing party or any other party with respect to such information. Notwithstanding any other provision of this Agreement, the Confidentiality Agreement dated March 4, 1997 between Republic Parent and James Hardie Industries (USA) Inc. shall remain in full force and effect. To the extent there is any conflict between such Confidentiality Agreement and this Agreement, this Agreement shall control.

          (c) In the event that Hardie or Republic or any of their Affiliates or employees are requested or required (by deposition, interrogatories, request for information or documents, subpoena, civil investigative demand or other similar process in legal proceedings) to disclose any of the other's Confidential Information, the receiving party shall provide the furnishing party with prompt written notice of any such request or requirement so that it may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Paragraph. If, in the absence of a protective order or other remedy or the receipt of a waiver from the furnishing party, the receiving party or any of its Affiliates or employees are nonetheless, in the opinion of counsel, legally compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party or its Affiliates or employees may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercises its commercially reasonable efforts to preserve the confidentiality of the Confidential Information including, without limitation, by cooperating with the furnishing party to attempt to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal. The furnishing party will promptly reimburse the receiving party for any and all costs and expenses (including attorneys' fees and expenses) which it may suffer or incur as a result of its compliance with this subparagraph (c) unless the proceeding in which such disclosure is being sought results in substantial part from a breach by the receiving party of its obligations hereunder.

     20. NON-SOLICITATION. Hardie and Republic each agree that, during the term of this Agreement and for a period of one year thereafter, it will not, and will not permit any of its Affiliates to, directly solicit, other than through normal advertising for employees, or knowingly hire, any former, present or future management employee, engineer, technician or salesperson of the other; provided, that this paragraph 20 shall not apply to any person who has not been employed by the other party or its Affiliates for a period of at least one year.

     21. NOTICES. All notices, requests or other communications hereunder shall be in writing, addressed to Republic or Hardie at the following addresses:

          REPUBLIC PAPERBOARD COMPANY OR REPUBLIC GROUP INCORPORATED

          (for notices by personal delivery, overnight express or telecopy):

          811 East 30th Avenue
          Hutchinson, Kansas  67502
          Attention: Mr. Doyle R. Ramsey
          Telecopier: (316) 727-2727

          (for notices by registered or certified mail):

          P.O. Box 1307
          Hutchinson, Kansas  67504-1307
          Attn: Mr. Doyle R. Ramsey

          with a copy to:

          Bryan E. Bishop, Esq.
 .         Locke Purnell Rain Harrell
          2200 Ross Avenue, Suite 2200
          Dallas, Texas 75201
          Telecopier: (214) 740-8800

          JAMES HARDIE GYPSUM, INC.

          26300 La Alameda, Suite 250
          Mission Viejo, California 92691
          Attention: Mr. Robert F. Rugg
          Telecopier: (949) 367-1294

          with a copy to:

          Howard J. Barnhorst, Esq.
          Barnhorst, Schreiner & Goonan
          550 West C St., Ste. 1350
          San Diego, CA 92101
          Telecopier: (619) 544-0703

The address of either party may be changed by giving notice in writing at any time to the other party. Any notice to be given under this Agreement shall be deemed duly given if: (i) delivered personally; (ii) sent by telecopy (if followed by delivery of a hard copy by first class mail, postage prepaid); (iii) delivered by overnight express; or (iv) sent by United States registered or certified mail, postage prepaid. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is addressed and mailed in the manner provided herein shall be conclusively presumed to have been given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after it is so placed in the mail.

     22. NON-WAIVER. The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

     23. ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto which are an integral part hereof) sets forth the entire agreement between the parties hereto with respect to the subject matter hereof, and the parties shall not be bound by any representations or agreements which are not expressly set forth in this Agreement.

     24. AMENDMENTS. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by an authorized officer of each of the parties hereto.

     25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

     26. CAPTIONS. The captions of the various paragraphs of this Agreement are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

     27. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas (other than its choice of law principles).

     28. DISPUTE RESOLUTION; MEDIATION AND ARBITRATION.

          (a) If any controversy, dispute, difference or claim between the parties hereto shall arise concerning the performance, enforcement or interpretation of this Agreement (collectively, a "Dispute"), prior to the initiation of any proceedings pursuant to any other provisions of this paragraph 28, the Dispute shall be referred to the chief executive officers of Republic and Hardie for resolution.

          (b) If a Dispute is not resolved pursuant to subparagraph (a) within fifteen (15) business days after it is referred to the chief executive officers of Republic and Hardie, either party may by notice to the other party require mediation of the Dispute. Each party agrees to participate in mediation of the Dispute and will in good faith attempt to agree upon a mediator. If the parties are unable to agree upon a mediator within ten (10) business days after such notice or if such Dispute shall not have been resolved by mediation within twenty (20) business days after such notice, then either party may file for arbitration pursuant to subparagraph (c) below. All expenses of the mediator shall be equally shared.

          (c) If the parties to this Agreement are unable to settle a Dispute through direct negotiation in good faith or through mediation pursuant to subparagraphs (a) and (b) within the time period specified therein, the Dispute shall be submitted to binding arbitration. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the then effective Commercial Rules of Practice and Procedure of American Arbitration

               Association ("AAA"). The arbitration proceedings shall take place in Dallas, Texas.

          (d) Within five (5) business days after notice from one party to the other requesting binding arbitration, the parties shall agree on and select one arbitrator from the AAA panel. If within such five
               (5) business-day period, the parties are unable to agree upon an arbitrator, each of them shall have five (5) business days following the expiration of that period to select an arbitrator from the AAA panel that is not an affiliate of a party to this Agreement. If either party fails to timely select an arbitrator, AAA shall make the selection for such party. Within five (5) business days following their selection, the two selected arbitrators shall agree upon and select a third arbitrator for the AAA panel. The arbitrator or arbitrators, whether one or three persons, are hereinafter called "Arbitrators." If the parties are unable to agree on a time and place in Dallas, Texas for arbitration, the Arbitrators shall decide the time and place. The Arbitrators shall hear the matter within thirty (30) days after selection and shall render a decision promptly after the hearing. The Arbitrators shall make a final decision that, in their judgment, (i) is consistent with, and does not add to, subtract from, or otherwise modify, the provisions of this Agreement or related agreements or (ii) if the subject matter of the Dispute is not specifically addressed in this Agreement, is determined under this Agreement consistent with the intent of the parties as supported by evidence presented in the arbitration proceedings. The Arbitrators shall send a signed written statement of their decision to AAA and both parties. In awarding damages or other remedies or relief, the Arbitrators must honor and abide by any applicable limitations or restrictions expressed or described in the Agreement. The Arbitrators are not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any Dispute resolved by arbitration.

          (e) To the extent permissible under Texas law, the parties agree that the award of the Arbitrators shall be final and not subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their respective assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by Texas law.

          (f) Nothing in the foregoing arbitration provisions shall limit the rights of the parties otherwise described in this Agreement to obtain provisional, ancillary, or equitable remedies, such as injunctive relief or specific performance.

          (g) Each party shall pay its own expenses of arbitration and the expenses of the Arbitrators shall be equally shared; provided, however, if in the opinion of the Arbitrators any claim by either party hereunder or any defense or objection thereto by the other party was unreasonable and not made in good faith, the Arbitrators may assess, as part of the award, all or any part of the arbitration expense (including, without limitation, reasonable attorneys' fees) of the other party and of the Arbitrators against the party raising such unreasonable claim, defense, or objection. Nothing herein set forth shall prevent the parties from settling any dispute by mutual agreement at any time.

     29. SPECIFIC PERFORMANCE; INJUNCTIVE AND OTHER EQUITABLE RELIEF. Each party hereto acknowledges that a violation or attempted violation of any of the covenants and agreements in paragraphs 3(e), 16, 17, 18 and 19 hereof, and in

Exhibit A hereof, will cause such damage to the other party as will be irreparable, the exact amount of which would be difficult or impossible to ascertain and for which there will be no adequate remedy at law, agrees that the other party hereto shall be entitled as a matter of right to specific performance and injunctive and other equitable relief in case of such violation or attempted violation as well as any and all costs and expenses sustained or incurred in obtaining any such equitable relief, including, without limitation, reasonable attorneys' fees, and agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunction or other equitable relief.

     30. PUBLIC ANNOUNCEMENTS. Neither Hardie nor Republic shall make, nor permit any Affiliate or representative to make, any public statements, including, without limitation, any press releases, with respect to this Agreement or the transactions contemplated thereby without the prior written consent of the other parties hereto, except to the extent required by law or the rules of any national securities exchange or automated quotation system on which such party's securities are listed or traded.

     31. TIME OF THE ESSENCE. With regard only to the dates specified in: (i) the last sentence of paragraph 3(c) hereof; (ii) the last sentence of paragraph 3(e) hereof; and (iii) the last sentence of paragraph 15(b), time is of the essence.

     32. NO JOINT VENTURE. The parties hereto have not entered into any partnership, joint venture, agency or other such relationship by virtue of this Agreement.


            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by the respective officers as of the date first written above.



                              REPUBLIC PAPERBOARD COMPANY



                              By:   /s/ Phil Simpson
                                  -------------------------------
                                    Phil Simpson, Chairman of the
                                    Board, President and Chief
                                    Executive Officer


                              JAMES HARDIE GYPSUM, INC.


                              By:   /s/ Robert F. Rugg
                                  -------------------------------
                                    Robert F. Rugg, President

     Republic Parent shall cause Republic to perform, and hereby guarantees the performance by Republic of, all of Republic's obligations under this Agreement. The obligations of Republic Parent under this paragraph shall not be modified, released, diminished or affected by: (i) any modification, amendment, waiver, release, adjustment, indulgence, forbearance, compromise, deferral or extension of or with respect to any obligations of Republic hereunder; (ii) any delay or forbearance or lack of diligence by Hardie in exercising its rights hereunder against Republic; (iii) the bankruptcy, insolvency, rearrangement, adjustment, composition, liquidation or dissolution of Republic or any action taken, election made, preference or claim for refund asserted or sustained in any proceeding with respect thereto; (iv) any lack of power or authority of Republic; (v) the taking or accepting by Hardie of any other security, collateral or guaranty or other assurance by Republic of performance; or (vi) any other action taken or omitted to be taken with respect to the covenants, agreements and obligations of hereunder, whether or not such action or omission prejudices Republic Parent or increases the likelihood that Republic Parent will have to perform the obligations of Republic.


                              REPUBLIC GROUP INCORPORATED


                              By:   /s/ Phil Simpson
                                  --------------------------------
                                    Phil Simpson, Chairman of the
                                    Board, President and Chief
                                    Executive Officer

EXHIBIT A


RECYCLED GYPSUM GRADE PAPERBOARD REQUIREMENTS

     The volume of recycled gypsum-grade paperboard to be purchased by Hardie and to be supplied by Republic is as follows:

     (i) 7% of the recycled gypsum-grade paperboard requirements of the gypsum wallboard plant located near Nashville, Arkansas that is currently owned by Hardie until December 31, 2000;

     (ii) 95% (plus or minus 5%) of the recycled gypsum-grade paperboard requirements of the gypsum wallboard plant located near Nashville, Arkansas that is currently owned by Hardie beginning on January 1, 2001; and

     (iii) 95% (plus or minus 5%) of the recycled gypsum-grade paperboard requirements of the gypsum wallboard plants located at or near Las Vegas, Nevada and Seattle, Washington that are currently owned by Hardie beginning on October 1, 2000.

     Prior to the Commencement Notice, Republic and Hardie contemplate that test quantities of the Products produced at the Project Gazelle Mill will be furnished by Republic and purchased by Hardie and manufactured into gypsum wallboard. In addition, prior to the Commercial Production Date, Hardie may purchase and, if requested, Republic will supply, Shaftwall Liner Green and Veneer Plaster Base pursuant to subparagraph (i) above from its mills other than the Project Gazelle Mill, provided that, with respect to such Products sold prior to the Commercial Production Date, the porosity Specification shall be determined by mutual agreement between the Vice Presidents, Operations, of Hardie and Republic.

                                       ***

     If during the term of this Agreement Hardie shall desire to expand the gypsum wallboard capacity of any of its Nashville, Arkansas, Las Vegas, Nevada or Seattle, Washington gypsum wallboard plants, Hardie shall promptly notify Republic in writing of such desire to expand capacity. Republic shall supply and Hardie shall purchase the recycled gypsum-grade paperboard requirements of such expanded capacity at the Nashville, Arkansas, Las Vegas, Nevada or Seattle, Washington gypsum wallboard plants on the same terms and conditions that are specified in this Paperboard Supply Agreement.

     Notwithstanding the foregoing paragraphs on this Exhibit A, the parties anticipate that the output of the Project Gazelle Mill will be ramping up during approximately the first twelve months of Commercial Production. During such ramp-up period, the obligations of Hardie to purchase its requirements and Republic to sell such amounts will be adjusted proportionally to the mutual satisfaction of both parties, to accommodate an orderly transition of supply.

     During the term of this Agreement, wallboard production technology may change so as to make it substantially more economical to utilize paper of a kind that is not presently commercially available and that Republic does not contemplate producing at the Project Gazelle Mill. In such a case, Republic agrees that it will use commercially reasonable efforts to develop the production capacity at the Project Gazelle Mill for such paper, and Hardie and Republic will negotiate in good faith to include such paper within the ambit of this Agreement to be sold pursuant to pricing mechanism similar to this Agreement. During such development phase, or if Republic is unwilling or unable to produce such paper at the Project Gazelle Mill, or if the parties cannot reach agreement regarding such paper after negotiating in good faith, commencing on October 1, 2004 and during the remainder of the term of this Agreement, Hardie may purchase such paper from other suppliers, and Hardie's demand for such paper will not be considered part of Hardie's recycled gypsum-grade paperboard requirements for purposes of this Agreement.

EXHIBIT B

INITIAL BASE PRICES


     The initial Base Prices are as follows:


GRADE                      $/MSF
-----                      -----
Cream Face                 $ ***

Gray Back                    ***

Green-Lined                  ***

Brown Sheathing              ***

Shaftwall Liner Green        ***

Veneer Plaster Base          ***

EXHIBIT  C


All specifications on this Exhibit C refer to the test value to be obtained at the Paperboard Mill at the time of manufacture. For purposes of this Exhibit C, "NS" shall be defined to mean none specified.

                               JAMES HARDIE GYPSUM
                              PAPER SPECIFICATIONS

TYPE: CREAMFACE


                                           MIN.      AVE.          MAX.
                                           ----      ----          ----
BASIS WEIGHT: (#/MSF)                      ***       ***           ***

MOISTURE CONTENT (%):                      ***       ***           ***

CALIPER: (INCHES)                          ***       ***           ***

POROSITY: ( SECONDS)                       ***       ***           ***

WATER ABSORPTION: (COBB)


TOP LINER: (GRAMS)                         ***       ***           ***

(CURED) BOND LINER: (GRAMS)                ***       ***           ***

TENSILE STRENGTH:

MACHINE DIRECTION (#/INCH):                ***       ***           ***

ACROSS MACHINE DIRECTION (#/INCH):         ***       ***           ***

SATURATION: ( SECONDS)                     ***       ***           ***

WIDTH: (INCHES)

     a.                                    ***       ***           ***
     b.                                    ***       ***           ***
     c.                                    ***       ***           ***

DIAMETER: (INCHES)                         ***       ***           ***

BRIGHTNESS (% REFLECTANCE @457 NM):        ***       ***(desired)  ***
MULLEN PLY-BOND (PSI):                     ***       ***           ***

SHEFFIELD SMOOTHNESS (SHEFFIELD UNITS):    ***       ***(desired)  ***

APPEARANCE:    ***


CONVERSION
PROPERTIES:    ***

                               JAMES HARDIE GYPSUM
                              PAPER SPECIFICATIONS

TYPE: GREYBACK


                                        MIN.       AVE.       MAX.
                                        ----       ----       ----
BASIS WEIGHT: (#/MSF)                   ***        ***        ***

MOISTURE CONTENT (%):                   ***        ***        ***

CALIPER: (INCHES)                       ***        ***        ***

POROSITY: ( SECONDS)                    ***        ***        ***

WATER ABSORPTION: (COBB)

TOP LINER: (GRAMS)                      ***        ***        ***

(CURED) BOND LINER: (GRAMS)             ***        ***        ***

TENSILE STRENGTH:

MACHINE DIRECTION (#/INCH):             ***        ***        ***

ACROSS MACHINE DIRECTION (#/INCH):      ***        ***        ***

SATURATION: ( SECONDS)                  ***        ***        ***

WIDTH: (INCHES)

    a.                                  ***
    b.                                  ***
    c.                                  ***

DIAMETER: (INCHES)                      ***        ***        ***

MULLEN PLY-BOND (PSI):                  ***        ***        ***

APPEARANCE:    ***

CONVERSION
PROPERTIES:    ***

                               JAMES HARDIE GYPSUM
                              PAPER SPECIFICATIONS


TYPE: GREEN-LINED

                                        MIN.       AVE.       MAX.
                                        ----       ----       ----
BASIS WEIGHT: (#/MSF)                   ***        ***        ***

MOISTURE CONTENT (%):                   ***        ***        ***

CALIPER: (INCHES)                       ***        ***        ***

POROSITY: ( SECONDS)                    ***        ***        ***

WATER ABSORPTION: (COBB)

TOP LINER: (GRAMS)                      ***        ***        ***

(CURED) BOND LINER: (GRAMS)             ***        ***        ***

TENSILE STRENGTH:

MACHINE DIRECTION (#/INCH):             ***        ***        ***

ACROSS MACHINE DIRECTION (#/INCH):      ***        ***        ***

SATURATION: ( SECONDS)                  ***        ***        ***

WIDTH: (INCHES)                         ***        ***        ***

    a.                                  ***        ***        ***

DIAMETER: (INCHES)                      ***        ***        ***

MULLEN PLY-BOND (PSI):                  ***        ***        ***

SHEFFIELD SMOOTHNESS (SHEFFIELD UNITS): ***        ***        ***

APPEARANCE:        ***

CONVERSION
PROPERTIES:        ***

                               JAMES HARDIE GYPSUM
                              PAPER SPECIFICATIONS

TYPE:  BROWN SHEATHING

                                        MIN.       AVE.       MAX.
                                        ----       ----       ----
BASIS WEIGHT: (#/MSF)                   ***        ***        ***

MOISTURE CONTENT (%):                   ***        ***        ***

CALIPER: (INCHES)                       ***        ***        ***

POROSITY: ( SECONDS)                    ***        ***        ***

WATER ABSORPTION: (COBB)

TOP LINER: (GRAMS)                      ***        ***        ***

(CURED) BOND LINER: (GRAMS)             ***        ***        ***

TENSILE STRENGTH:

MACHINE DIRECTION (#/INCH):             ***        ***        ***

ACROSS MACHINE DIRECTION (#/INCH):      ***        ***        ***

SATURATION: ( SECONDS)                  ***        ***        ***

WIDTH: (INCHES)
    a.                                  ***        ***        ***
    b.                                  ***        ***        ***
    c.                                  ***        ***        ***
    d                                   ***        ***        ***

DIAMETER: (INCHES)                      ***        ***        ***

MULLEN PLY-BOND (PSI):                  ***        ***        ***

APPEARANCE:        ***

CONVERSION
PROPERTIES:        ***

                               JAMES HARDIE GYPSUM
                              PAPER SPECIFICATIONS

TYPE: SHAFTWALL LINER GREEN

                                        MIN.       AVE.       MAX.
                                        ----       ----       ----
BASIS WEIGHT: (#/MSF)                   ***        ***        ***

MOISTURE CONTENT (%):                   ***        ***        ***

CALIPER: (INCHES)                       ***        ***        ***

POROSITY: ( SECONDS)                    ***        ***        ***

WATER ABSORPTION: (COBB)

TOP LINER: (GRAMS)                      ***        ***        ***

(CURED) BOND LINER: (GRAMS)             ***        ***        ***

TENSILE STRENGTH:

MACHINE DIRECTION (#/INCH):             ***        ***        ***

ACROSS MACHINE DIRECTION (#/INCH):      ***        ***        ***

SATURATION: ( SECONDS)                  ***        ***        ***

WIDTH: (INCHES)                         ***        ***        ***

    a.                                  ***        ***        ***
    b.                                  ***        ***        ***

DIAMETER: (INCHES)                      ***        ***        ***

MULLEN PLY-BOND (PSI):                  ***        ***        ***

SHEFFIELD SMOOTHNESS (SHEFFIELD UNITS): ***        ***        ***

APPEARANCE:       ***

CONVERSION
PROPERTIES:       ***

                               JAMES HARDIE GYPSUM
                              PAPER SPECIFICATIONS

TYPE:  VENEER PLASTER BASE

                                        MIN.       AVE.       MAX.
                                        ----       ----       ----
BASIS WEIGHT: (#/MSF)                   ***        ***        ***

MOISTURE CONTENT (%):                   ***        ***        ***

CALIPER: (INCHES)                       ***        ***        ***

POROSITY: ( SECONDS)                    ***        ***        ***

WATER ABSORPTION: (COBB)

TOP LINER: (GRAMS)                      ***        ***        ***

(CURED) BOND LINER: (GRAMS)             ***        ***        ***

TENSILE STRENGTH:

MACHINE DIRECTION (#/INCH):             ***        ***        ***

ACROSS MACHINE DIRECTION (#/INCH):      ***        ***        ***

SATURATION: ( SECONDS)                  ***        ***        ***

WIDTH: (INCHES)

    a.                                  ***        ***        ***

DIAMETER:                               ***        ***        ***

MULLEN PLY-BOND (PSI):                  ***        ***        ***

APPEARANCE:     ***

CONVERSION
PROPERTIES:     ***

EXHIBIT D

HARDIE'S REQUIRED FORM OF PURCHASE ORDER

[LOGO OF JAMES HARDLE                                            PURCHASE ORDER
    APPEARS HERE]                                                 DATE
                                                          PAGE



SUPPLIER:                    DELIVER TO:                  INVOICE TO:
---------------------        ---------------------        ---------------------


Phone                        Phone                        Phone
Fax                          Fax                          Fax
---------------------        ---------------------        ---------------------

-
-----------------------------------------------------------------------------------------------------------------------------------
   CONTACT NAME           BUYER                   PREFERRED CARRIER             SHIPPING TERMS                  CREDIT TERMS

-
-----------------------------------------------------------------------------------------------------------------------------------



-
------------------------------------------------------------------------------------------------------------------------------------
ITEM       QUANTITY           QTY            PART DESCRIPTION              UNIT        PER       REQUIRED          EXTENDED PRICE
CODE                          U/M                                          PRICE                   DATE            (EXCLUDING TAX)
-
------------------------------------------------------------------------------------------------------------------------------------







-
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 TOTAL LINE VALUE
             MARK OUR ORDER NO. ON INVOICE AND ALL CORRESPONDENCE                                       SALES TAX
                                                                                                          FREIGHT
                                                                                                      GRAND TOTAL



-------------------------------------
PURCHASING AND ADMINISTRATION MANAGER


EXHIBIT E

REPUBLIC'S REQUIRED FORM OF ACKNOWLEDGMENT

             ORDER DATE                         REPUBLIC ORDER
                                            MANUFACTURING FACILITY:

[LOGO OF REPUBLIC GYPSUM COMPANY
        APPEARS HERE]


-
------------------------------------------------------------------------------------------------------------------------------------
CUSTOMER NO      TERMS:       F.O.B.       FREIGHT        CUSTOMER P.O.#      SALES TERRITORY       CPA # OR FORMULA   REQUIRED
DATE


-
------------------------------------------------------------------------------------------------------------------------------------

        Sold                                                     Ship
         to:                                                      to:



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